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                                                                      EXHIBIT 5



                        REINHART, BOERNER, VAN DEUREN,
                          NORRIS & RIESELBACH, s.c.
                           1000 North Water Street
                             Milwaukee, WI 53202


                                 May 11, 1998

Racing Champions Corporation
800 Roosevelt Road
Building C, Suite 320
Glen Ellyn, IL 60137

Gentlemen:                              Re:  Registration Statement on Form S-4

        We have acted as counsel for Racing Champions Corporation, a Delaware corporation (the "Company"), in connection with the issuance by the Company of up to 3,557,916 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Shares will be issued to the stockholders of Wheels Sports Group, Inc. ("Wheels") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 4, 1997, by and among the Company, WSG Acquisition, Inc., a wholly owned subsidiary of the Company, and Wheels (the "Merger Agreement").

        In such capacity, we have examined, among other documents, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof or shortly hereafter (the "Registration Statement"), including the Joint Proxy Statement/Prospectus contained therein, to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the capacity of each party executing a document to so execute such document.

        Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares have been legally and validly authorized under the Amended and Restated Certificate of











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Racing Champions Corporation
May 11, 1998
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Incorporation of the Company and the Delaware General Corporation Law and, when issued and delivered to the stockholders of Wheels pursuant to the Merger Agreement and as provided under the Delaware General Corporation Law, the Registration Statement and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the Shares will be validly issued and outstanding and fully paid and nonassessable.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

        We hereby consent to the use of our name beneath the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of section 11 of the Act or within the category of persons whose consent is required by section 7 of the Act.

                                        Yours very truly,

                                        REINHART, BOERNER, VAN DEUREN,
                                            NORRIS & RIESELBACH, s.c.

                                        BY  /s/ James M. Bedore
                                            --------------------------
                                                   James M. Bedore